Exhibit 4.9

EAGLE SPINCO INC.

FOURTH SUPPLEMENTAL INDENTURE

To the Indenture dated as of January 28, 2013

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of January 15, 2015 among Axiall Noteco, Inc. (the “Guaranteeing Entity”), a Delaware corporation and subsidiary of Axiall Corporation, Eagle Spinco Inc., a Delaware corporation (the “Issuer”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of January 28, 2013, as supplemented by the First Supplemental Indenture, dated as of February 1, 2013, the Second Supplemental Indenture, dated as of December 30, 2013, and the Third Supplemental Indenture, dated as of June 27, 2014, among the Company, the guarantors party thereto and the Trustee (as supplemented, the “Indenture”) providing for the issuance of 4.625% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein and herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Fourth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.   Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.   The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4.             NO RECOURSE AGAINST OTHERS.   No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Entity, as such, shall have any liability for any obligations of the Company or any Guaranteeing Entity under the Notes, any Note Guarantees, the Indenture or this Fourth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.   Each Holder of the Notes by accepting a Note waives and releases all such liability.

5.             NEW YORK LAW TO GOVERN.   THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH

SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.             COUNTERPARTS.   The parties may sign any number of copies of this Fourth Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.             EFFECT OF HEADINGS.   The Section headings herein are for convenience only and shall not affect the construction hereof.

8.             THE TRUSTEE.   The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Company.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

EAGLE SPINCO INC.

By:	/s/ Gregory C. Thompson
	Name:	Gregory C. Thompson
	Title:	Vice President

AXIALL NOTECO, INC.

By:	/s/ Gregory C. Thompson
	Name:	Gregory C. Thompson
	Title	President

Signature Page to Eagle Spinco Fourth

Supplemental Indenture to 4.625% Notes

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jack Ellerin
Authorized Signatory